As filed with the Securities and Exchange Commission on April 11, 2008
Registration No. 333-149475

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-1549373
(State of jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stephen J. Benedetti
4551 Cox Road	4551 Cox Road
Suite 300	Suite 300
Glen Allen, VA 23060	Glen Allen, VA 23060
(804) 217-5800	(804) 217-5800
(Address including zip code, and telephone number,	(Name, address, including zip code, and
including area code, of registrant’s principal executive offices)	telephone number, including area code, of agent for service)

Copies to:
James J. Wheaton, Esq.
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, VA  23462
(757) 687-7719

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐              Accelerated filer  ☑          Non-accelerated filer  ☐  Smaller reporting company  ☐
 (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, $.01 par value per share
Preferred stock, $.01 par value per share
Debt securities(3)
Warrants(4)
Total	$ 1,000,000,000(5)	$ 39,300(6)

(1)
The proposed aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act of 1933, as amended.

(3)	Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $1,000,000,000, together with the other securities issued hereunder.

(4)	The warrants represent rights to purchase other classes of securities of Dynex Capital, Inc. registered hereunder.

(5)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
$1,000,000,000

DYNEX CAPITAL, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

Dynex Capital, Inc. intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed $1,000,000,000 in the aggregate.

We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

Our common stock is listed on the New York Stock Exchange under the symbol “DX.” We may make any sales of our common shares under this prospectus, if any, on or through the facilities of the New York Stock Exchange, to or through a market maker, or to or through an electronic communications network, at market prices prevailing at the time of sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions). On April 9, 2008, the last reported sale price of our common stock as reported was $9.13 per share.

The securities may be offered directly, through agents designated by us from time to time, or through underwriters or dealers.

Our principal executive offices are located at 4551 Cox Road, Suite 300, Glen Allen, Virginia  23060.  Our telephone number is (804) 217-5800.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus for information regarding risks associated with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2008.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF INFORMATION BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	2
OUR COMPANY	3
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	3
DESCRIPTION OF OUR CAPITAL STOCK	4
DESCRIPTION OF OUR COMMON STOCK	4
DESCRIPTION OF OUR PREFERRED STOCK	5
DESCRIPTION OF OUR DEBT SECURITIES	11
DESCRIPTION OF OUR WARRANTS	14
BOOK-ENTRY SECURITIES	15
MATERIAL PROVISIONS OF VIRGINIA LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS	16
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT	19
PLAN OF DISTRIBUTION	39
EXPERTS	40
LEGAL MATTERS	40

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

  i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The total dollar amount of the securities sold under this prospectus will not exceed $1,000,000,000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.W., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Dynex Capital, Inc., that file electronically with the SEC. The public may obtain any documents that we file with the SEC at www.sec.gov.

We also make available free of charge on or through our internet website (www.dynexcapital.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is complete:

•	Annual Report on Form 10-K for the period ended December 31, 2007, filed on February 27, 2008;
•	Current Reports on Form 8-K, filed February 8 and April 1, 2008 and amended Current Report on Form 8-K/A, filed April 4, 2008; and
•
The description of our capital stock included in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on January 17, 1989, including any amendment or report filed for the purpose of updating that description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, VA 23060
(804) 217-5800

FORWARD-LOOKING STATEMENTS

Certain written statements we make in this prospectus that are not historical fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements contained in this prospectus addressing the results of operations, our operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to investment strategies, net interest income growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon management’s views and assumptions as of the date of this prospectus regarding future events and operating performance and are applicable only as of the dates of such statements.  Such forward-looking statements may involve factors that could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements.  We caution readers not to place undue reliance on forward-looking statements, which may be based on assumptions and anticipated events that do not materialize.

Factors that may cause actual results to differ from historical results or from any results expressed or implied by forward-looking statements are disclosed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

See “Risk Factors” below for a further discussion of the risks of an investment in our securities.

OUR COMPANY

We were incorporated in Virginia on December 18, 1987 and commenced operations in February 1988. We and our subsidiaries are a specialty finance company organized as a mortgage real estate investment trust (“REIT”).  We invest principally in single-family residential and commercial mortgage loans and securities, both investment grade rated and non-investment grade rated.  Residential mortgage securities are typically referred to as RMBS and commercial mortgage securities are typically referred to as CMBS.  We finance loans and RMBS and CMBS securities through a combination of non-recourse securitization financing, repurchase agreements, and equity.  We employ financing in order to increase the overall yield on our invested capital.  Our primary source of income is net interest income, which is the excess of the interest income earned on our investments over the cost of financing these investments.  We may occasionally record gains or losses from the sale of investments prior to their maturity.

We and our qualified REIT subsidiaries have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and intend to continue to do so. As a result of this election, we and our qualified REIT subsidiaries are not taxed at the corporate level on taxable income distributed to stockholders, provided that certain REIT qualification tests are met. Certain of our affiliates, which may be consolidated with us for financial reporting purposes, may not be consolidated for federal income tax purposes because such entities may elect taxable REIT subsidiary tax status. All taxable income of any such taxable REIT subsidiaries would be subject to federal and state income taxes, where applicable, to the extent that such taxable income could not be offset by tax net operating loss carryforwards available to the taxable REIT subsidiary.

Our principal executive offices are located at 4551 Cox Road, Suite 300, Glen Allen, VA 23060. Our telephone number is (804) 217-5800. Our website is http://www.dynexcapital.com. The contents of our website are not a part of this prospectus. Our shares of common stock are traded on the New York Stock Exchange, or the “NYSE,” under the symbol “DX.”

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth the historical ratios of income from continuing operations (before fixed charges) to combined fixed charges and our preferred stock dividends for the periods indicated:

	Year Ended December 31,
(Amounts in thousands, except ratios)	2007		2006		2005		2004	2003

Ratio of earnings to combined fixed charges and preferred stock dividends	1.22	x	1.04	x	1.06	x	-	-

Deficiency of earnings to combined fixed charges and preferred stock dividends	-		-		-		$8,944	$26,583

DESCRIPTION OF OUR CAPITAL STOCK

The following is a description of the material terms of our capital stock.  Because it is only a summary, it does not contain all of the information that may be important to you.  For a complete description, please refer to the Virginia Stock Corporation Act and our articles of incorporation and bylaws.  See “Where You Can Find More Information.”

General

Our articles of incorporation currently authorize a total of 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.01 par value per share and 50,000,000 shares of Preferred Stock, $0.01 par value per share, of which 5,713,430 shares are designated as Series D Preferred Stock.

As of April 9, 2008, we had issued and outstanding 12,169,762 shares of common stock and 4,221,539 shares of Series D Preferred Stock. Under the Virginia Stock Corporation Act, stockholders generally are not liable for the corporation’s debts or obligations.

Restrictions on Ownership and Transfer

Our articles of incorporation provide that if our board of directors determines in good faith that the direct or indirect ownership of our stock has or may become concentrated to an extent that would cause us to fail to qualify or be qualified as a REIT under sections 856(a)(5) or (6) of the Code, or similar provisions of successor statutes, we may redeem or repurchase any number of shares of common stock and/or preferred stock sufficient to maintain or bring such ownership into conformity with the Code and may refuse to transfer or issue shares of common stock and/or preferred stock to any person whose acquisition would result in our being unable to conform with the requirements of the Code. In general, Code sections 856(a)(5) and (6) provide that, as a REIT, we must have at least 100 beneficial owners for 335 days of each taxable year and that we cannot qualify as a REIT if, at any time during the last half of our taxable year, more than 50% in value of our outstanding stock is owned, directly or indirectly, by or for five or fewer individuals.  In addition, our articles of incorporation provide that we may redeem or refuse to transfer any shares of our capital stock to the extent necessary to prevent the imposition of a penalty tax as a result of ownership of those shares by certain disqualified organizations, including governmental bodies and tax-exempt entities that are not subject to tax on unrelated business taxable income.  The redemption or purchase price for those shares shall be equal to the fair market value of those shares as reflected in the closing sales price for those shares if then listed on a national securities exchange, or the average of the closing sales prices for those shares if then listed on more than one national securities exchange, or if those shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter on the last business day for which closing prices are available immediately preceding the day on which notices of such acquisitions are sent or, if no such closing sales prices or quotations are available, then the net asset value of those shares as determined by our board of directors in accordance with the provisions of applicable law.

All certificates representing shares of our common stock or preferred stock will refer to the restrictions described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is AST Stock Transfer and Trust Company.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants to purchase our common stock.

All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our articles of incorporation regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, such as our Series D Preferred Stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that other than with respect to the directors that the holders of a Series D Preferred Stock are entitled to elect, the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the articles of incorporation regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the Virginia Stock Corporation Act, a Virginia corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of more than two-thirds of all votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes cast) is specified in the articles of incorporation. Our articles of incorporation provide that, except as otherwise required or authorized by the Virginia Stock Corporation Act or our articles of incorporation, the vote required to approve an amendment or restatement of the articles of incorporation shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment, other than in the case of an amendment or restatement that amends or affects: (i) the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of the corporation’s assets or the dissolution of the corporation, or (ii) the provisions addressing the ownership of excess shares in the articles of incorporation. Our articles of incorporation provide that if any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our articles of incorporation, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the Series D Preferred Stock will be required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series D Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends.

DESCRIPTION OF OUR PREFERRED STOCK

The prospectus supplement relating to any series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of federal income tax considerations applicable to that preferred stock;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
in addition to those limitations described above under “Description of Our Capital Stock — Restrictions on Ownership and Transfer,” any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank Within Our Capital Structure

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•
senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

     The term “equity securities” does not include convertible debt securities.

Dividends

Subject to the preferential rights of any other class or series of stock and to the provisions of the articles of incorporation  regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•
the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

•
the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

            Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

•
authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•
amend, alter or repeal the provisions of our articles of incorporation for such series or class of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of class of preferred stock or the holders of the preferred stock.

            However, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or us,

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Series D Preferred Stock

Our board of directors has classified and designated 5,713,430 shares of Series D Preferred Stock, of which 4,221,539 shares are currently outstanding.  The Series D Preferred Stock generally provides for the following rights, preferences and obligations.

Ranking

The Series D Preferred Stock ranks, relating to payments of dividends and distributions of assets upon liquidation, dissolution or winding-up:

•
senior to the common stock and to all of the stock that our board of directors may authorize in the future with terms that specifically provide that such stock ranks junior to the Series D Preferred Stock,

•	on a parity with all of the stock that our board of directors may authorize in the future with terms that specifically provide that such stock ranks on a parity with the Series D Preferred Stock, and

•	junior to all of the stock that our board of directors may authorize in the future with terms that specifically provide that such stock ranks senior to the Series D Preferred Stock.

Distributions

Each share of Series D Preferred Stock accrues dividends cumulatively payable at a 9.50% annual rate. The holders of Series D Preferred Stock are entitled to receive, when and as declared by our board of directors out of funds legally available for that purpose, cumulative dividends payable in cash in an amount per share equal to the greater of (i) the per quarter base rate of $0.2375 or (ii) the per share quarterly dividend declared on the number of shares of common stock, or portion thereof, into which a share of Series D Preferred Stock is convertible, payable quarterly in arrears on the last day, or next succeeding business day, of January, April, July and October of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy our 90% REIT distribution requirement.

Liquidation

In the event of any liquidation, dissolution or winding up of our company, before any payment or distribution of our assets is made to or set apart for the holders of stock ranking junior to the Series D Preferred Stock, the holders of shares of Series D Preferred Stock will be entitled to receive $10.00 per share of Series D Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to the holders; but the holders are not entitled to any further payment. Until the holders of the Series D Preferred Stock are paid the liquidation preference in full, plus an amount equal to all dividends (whether or not earned or declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, no payment will be made to any holder of stock ranking junior to the Series D Preferred Stock upon the liquidation, dissolution or winding up of the corporation.

If the assets, or proceeds thereof, distributable among the holders of Series D Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock if all amounts payable thereon were paid in full. After payment has been made in full to the holders of Series D Preferred Stock, any other series or class of stock ranking junior to the Series D Preferred Stock will be entitled to receive any and all assets remaining to be paid or distributed.

Conversion

The Series D Preferred Stock is convertible by its holder, at such holder’s option, at any time into one share of common stock for each share of Series D Preferred Stock. The Series D Preferred Stock converts automatically into a new series of senior notes bearing an annual interest rate of 9.50% whenever we fall into arrears in the payment of dividends for two quarterly dividend periods or fail to maintain consolidated shareholders’ equity equal to at least 200% of the aggregate issue price of the then outstanding Series D Preferred Stock. The articles of amendment that provide for the Series D Preferred Stock also provide that this new series of senior notes will be governed by an indenture that will be in a form and substance substantially similar to the indenture that governed our 9.50% Senior Notes (the balance of which were paid in full in 2007) and that satisfies the requirements of the Trust Indenture Act.

Redemption

We are able to redeem, at our option and in whole or in part, the shares of Series D Preferred Stock by either (i) issuing and delivering to each holder for each share of Series D Preferred Stock to be redeemed the number of shares of common stock calculated in accordance with a conversation ratio that will be initially set at one share of common stock for each share of Series D Preferred Stock; provided, however, that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of the period, the current market price of the common stock on each of the 20 trading days equals or exceeds $10.00, or (ii) paying out of funds legally available therefore a redemption price payable in cash equal to $10.00 per share of Series D Preferred Stock (plus all accumulated, accrued and unpaid dividends) for each share of Series D Preferred Stock.

Restrictions on Transfer

Holders of Series D Preferred Stock are be prohibited from transferring shares of Series D Preferred Stock where the transfer could or would result in our disqualification as a real estate investment trust under the Code, or could or would result in a person or persons acting as a group directly or indirectly owning in the aggregate more than 9.8% of the outstanding shares of our capital stock.

Voting Rights

The holders of Series D Preferred Stock have the right to vote separately to elect one director as long as any shares of Series D Preferred Stock remain outstanding and have the right to elect two directors so long as at least 50% of the originally issued shares of Series D Preferred Stock remain outstanding.

If any shares of Series D Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the articles of incorporation, as amended, the affirmative vote of at least 66 2/3 % of the votes entitled to be cast by the holders of the Series D Preferred Stock will be required to (i) approve an amendment, alteration or repeal of any provisions of the articles of incorporation or bylaws that materially adversely affects the voting powers, rights or preferences of the holders of Series D Preferred Stock or (ii) authorizes or creates or increases an authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior or senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends.

Preemptive Rights

The holders of Series D Preferred Stock have no preemptive rights.

DESCRIPTION OF OUR DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. Although the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under an Indenture

We will set forth in the prospectus supplement a description of the events of default under any indenture with respect to a series of debt securities that we may issue.

Discharge

Each indenture will describe the circumstances under which we can elect to be discharged from our obligations with respect to a series of debt securities.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee will be obligated to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee will be under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF OUR WARRANTS

This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

We may issue securities warrants for the purchase of our debt securities, preferred stock, or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of U.S. federal income tax consequences; and

•	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF VIRGINIA LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

The following is a summary of certain provisions of Virginia law and of our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Board of Directors

Our bylaws provide that the number of directors of our company may be increased or decreased from time to time by our board of directors but may not be fewer than three nor more than 15.  A majority of the directors are required to be “Unaffiliated Directors.”  An “Unaffiliated Director” means a director of our company who is not affiliated, directly or indirectly with any person or entity, if any, responsible for directing and performing our day-to-day business affairs.

Any vacancy other than by reason of an increase in the number of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, provided, however, that Unaffiliated Directors will nominate replacements for vacancies among the Unaffiliated Directors, which replacements must be elected by a majority of the directors, including a majority of the Unaffiliated Directors.  Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors including a majority of Unaffiliated Directors.  Directors elected by the board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until a successor is elected and qualified.

Pursuant to our articles of incorporation, all members of our board of directors will serve one year terms and until their successors are elected and qualified.  Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders at which our board of directors is elected, the holders of a plurality of the shares of our common stock will be able to elect all of the members of our board of directors other than the directors entitled to be elected by holders of our preferred stock.  The holders of our Series D Preferred Stock are presently entitled to elect two directors.

Amendments to Our Articles of Incorporation

Unless our articles of incorporation or Virginia corporate law otherwise require, our articles of incorporation may be amended with the approval of the holders of a majority of the outstanding shares of common stock, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time.

Dissolution of Our Company

The dissolution of our company must be declared advisable by the board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter, subject to any voting rights of any series of preferred stock outstanding.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:
o	by, or at the direction of, our board of directors; or
o	by a stockholder who is entitled to vote at the meeting and has complied with their advance notice procedures set forth in our bylaws;

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•	nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:
o	by our board of directors or any committee thereof; or
o	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Virginia Law and of Our Articles of Incorporation and Bylaws

Affiliated Transactions

The Virginia Stock Corporation Act limits “affiliated transactions” between a corporation and an “interested shareholder” for three years after the most recent date on which the interested shareholder becomes an interested shareholder, except in compliance with the Act. These affiliated transactions include a merger, statutory share exchange, dissolution, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers and reclassifications involving interested shareholders.  Virginia law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our voting stock; or

•
An affiliate or associate of the corporation who, at any time within the three-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

The Virginia Stock Corporation Act provides that no corporation may engage in any affiliated transaction with any interested shareholder for a period of three years following the date on which an interested shareholder becomes an interested shareholder unless approved by the affirmative vote of a majority (but not less than two) of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder.  After the three-year period, a corporation may engage in an affiliated transaction with an interested shareholder, provided that such transaction is approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholders.

The statute permits various exemptions from its provisions, including for affiliated transactions entered into after the three-year period that are approved by a majority of disinterested directors and affiliated transactions where the consideration will be paid to the holders of each class or series of voting shares and certain other conditions are met.

Control Share Acquisitions

The Virginia Stock Corporation Act provides that shares of a Virginia corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by resolution or at a special meeting by the affirmative vote of a majority of the votes entitled to be cast on the matter, excluding “interested shares” of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation: (i) an acquiring person with respect to a control share acquisition; (ii) any officer of such corporation; or (iii) any employee of such corporation who is also a director of the corporation.  A “control share acquisition” means the acquisition of shares by a person that when added to all other shares owned by such person would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors (i) one-fifth or more but less than one-third of such votes; (ii) one-third or more but less than a majority of such votes; or (iii) a majority or more of such votes.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction.

Bylaws

The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification and Limitation of Directors’ and Officers’ Liability

The Virginia Stock Corporation Act and our articles of incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.  Our articles of incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.  We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933.

Under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the company; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of securities.  This summary is for general information only, and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders”), investors who hold or will hold securities as part of hedging or conversion transactions or other integrated investment, investors subject to federal alternative minimum tax, investors holding their interest through a partnership or other pass-through entities, investors that have a principal place of business or “tax home” outside the United States and investors whose functional currency is not the United States dollar.  This summary assumes that stockholders will hold our capital stock as capital assets.

The statements of law in this discussion are based on the Internal Revenue Code of 1986, as amended, or the “Code,” existing temporary, proposed and final Treasury regulations promulgated thereunder, current administrative interpretations, practices and rulings, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations.  In addition, no assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.  No assurance can be given that the IRS would not assert, or that a court of competent jurisdiction would not sustain, a position contrary to any tax consequences described below.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

We are currently taxed as a REIT under the U.S. federal income tax laws. We believe that we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

We have a tax net operating loss carryforward of approximately $150 million, and a capital loss carryforward of approximately $12 million.  The net operating loss carryforward expires substantially beginning in 2019 and the capital loss carryfoward expires in 2011.  To the extent that we have taxable income that is not distributed by us to our shareholders, we may offset such taxable income with our loss carryforwards and would not have to pay income tax and which would not impact our REIT status.  As a result, we are not necessarily required to distribute 90% or more of our earnings to maintain our REIT status.  See further discussion below.

Prior to the issuance of any securities under this registration statement, Troutman Sanders LLP, which has acted as our counsel in connection with the filing of this registration statement, is expected to issue its opinion that for the taxable year ending December 31, 2006, we have been organized and operated in conformity with the requirements for qualification as a REIT pursuant to sections 856 through 860 of the Code, and that for the taxable year ending December 31, 2007 and subsequent taxable years our organization and present and proposed method of operation enables us to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware that Troutman Sanders LLP’s opinion will be based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, and will not be binding upon the Internal Revenue Service (“IRS”) or any court. In addition, Troutman Sanders LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws.  Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Troutman Sanders LLP will review those matters in connection with rendering the foregoing opinion, Troutman Sanders LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned, to the extent we cannot otherwise offset such income with our loss carryforward.

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

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We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

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After consideration of our loss carryforwards, if we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case a U.S. holder, as defined below under “—Taxation of U.S. Holders,” would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

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If we fail to satisfy certain asset tests, described below under “ —Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the net income generated by the non-qualifying assets.

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We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

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If we recognize excess inclusion income and have stockholders who are “disqualified organizations,” we may have to pay tax at the highest corporate rate on the portion of the excess inclusion income allocable to the stockholders that are disqualified organizations. See “ —Taxable Mortgage Pools” below.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with votes relating to the composition of our stockholders.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificates;

6.
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

7.
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of the stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly owned limited liability company or certain wholly owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRS. A TRS is a fully taxable corporation. The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS.  Overall, no more than 20% of the value of a REIT’s assets may consist of TRS securities. See “— Taxable REIT Subsidiaries.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income, excluding gross income from sales of inventory or dealer property in “prohibited transactions.”  Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends and gain from the sale of shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test above, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of these. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from any real property that we might own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the several conditions are met, including the following:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more of a tenant other than a TRS from whom we receive rent.

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Third, if the rent attributable to personal property leased in connection with a lease of any real property that we might own exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

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Fourth, we generally must not operate or manage any real property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to any such tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Interest. The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We do not own assets that are held primarily for sale to customers. We will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we or our subsidiaries will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the property within 90 days of such foreclosure, gross income from operations conducted by us from such property could cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the property. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts.  To the extent that we enter into hedging transactions after December 31, 2004, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test, but not the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

Failure to Satisfy Gross Income Tests.  We intend to monitor our sources of income so as to ensure our compliance with the gross income tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

	•	cash or cash items, including certain receivables;

	•	U.S. government securities;

	•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

	•	interests in mortgages on real property;

	•	stock in other REITs; and

	•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•	Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non “straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

	•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.
•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Taxable REIT Subsidiaries

We may own stock of a TRS. A TRS is a fully taxable corporation for which a TRS election is properly made. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants, if any, that are not conducted on an arm’s-length basis.

We have formed and made a timely election with respect to one TRS presently owned. Additionally, we may form or acquire additional TRSs in the future.

Distribution Requirements

Each taxable year, in order to qualify as a REIT we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and net capital gains, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income and

•	any net operating loss or capital loss carryforward that we have available and elect to apply.
These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year.  Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared.  In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to our stockholders in the year in which paid, even through the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.”  A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

We will pay federal income tax at ordinary corporate tax rates on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, we must distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods.

If we fail to distribute such amounts within the proscribed timeframe, then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Stock.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. The excess inclusion income rules (which are described under “Taxable Mortgage Pools” below) will not apply to the distributions we make. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non corporate trust and estate stockholders may be eligible for the reduced U.S. federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Tax-Exempt U.S. Entities

Tax-exempt U.S. entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation, thus typically dividends received by such entities are not subject to taxation when received. However, these entities or accounts are subject to taxation on any unrelated business taxable income generated. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income.

However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, if any, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification” above); and

•
either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The ownership and transfer restrictions in our charter reduce the risk that we may become a “pension-held REIT.”

A tax-exempt entity may also be required to treat any excess inclusion income as unrelated business taxable income as described in “—Taxable Mortgage Pools.”

Taxation of U.S. Holders

The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is a “U.S. person.” A “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership. The following section addresses the treatment of a U.S. holder that holds our stock; the treatment of a U.S. holder that holds our debt securities is discussed below under “—Holders of Debt Securities.”

Taxation of Taxable U.S. Holders of Stock

As long as we qualify as a REIT, (1) a taxable U.S. holder of our stock must report as ordinary income, distributions or retained long-term capital gain that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends, and (2) a corporate U.S. holder of our stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 15% tax rate (through 2010) for “qualified dividend income.”  Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

 We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such stockholder. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. holder. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Holders on the Disposition of Stock. In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, any stockholders who fail to certify their non-foreign status to us may be subject to withholding on a portion of capital gain distributions. See “— Taxation of Non-U.S. Holders.”

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other holders of our securities that are not U.S. persons (collectively, “non-U.S. holders”) are complex. This section is only a summary of such rules as they apply to non-U.S. holders of our stock; a summary of such rules as they apply to non-U.S. holders of our debt securities is discussed below under “—Holders of Debt Securities.” We urge non-U.S. holders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.  Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.  In general, non-U.S. holders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock.  However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. Generally, a non-U.S. holder will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with the payor; or

•	the non-U.S. holder files an IRS Form W-8ECI with the payor claiming that the distribution is effectively connected income.

Generally, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, the entire amount of any distribution will be subject to withholding as a taxable dividend. However, a non-U.S. holder may obtain a full or partial refund, as appropriate, of amounts that are withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Unless we are a “domestically-controlled REIT,” as defined below, withholding at a rate of 10% is required on any distribution that exceeds our current and accumulated earnings and profits. Consequently, although withholding at a rate of 30% on the entire amount of any distribution is generally required, withholding at a rate of 10% may be required on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from any sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, withholding is required at a rate of 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, such as our stock, shall not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 5% of such class of stock at any time during the taxable year within which the distribution is received. The distribution will be treated as an ordinary dividend to the non-U.S. holder and taxed as an ordinary dividend that is not a capital gain. A non-U.S. holder is not required to file a U.S. federal income tax return by reason of receiving such a distribution, and the branch profits tax no longer applies to such a distribution. However, the distribution will be subject to U.S. federal income tax withholding as an ordinary dividend as described above.

On May 17, 2006, President Bush signed into law the Tax Increase Prevention and Reconciliation Act of 2005 (“TIPRA”). TIPRA requires any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest to retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and to be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT. This provision of TIPRA applies to distributions with respect to taxable years beginning after December 31, 2005. A “wash sale” rule is also included in TIPRA for transactions involving certain dispositions of REIT stock to avoid FIRPTA tax on dispositions of United States real property interests. These wash sale rules are applicable to transactions occurring on or after the thirtieth day following the date of enactment of TIPRA.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are a “domestically-controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non U.S. holders. We cannot assure you that that test will be met. However, a non-U.S. holder that owned, actually or constructively, 5% or less of our stock at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the stock is “regularly traded” on an established securities market. To the extent that our stock is regularly traded on an established securities market, a non-U.S. holder will not incur tax under FIRPTA unless it owns more than 5% of our stock. If the gain on the sale of the stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

Taxable Mortgage Pools

A taxable mortgage pool is any entity (or in certain cases, a portion of an entity) other than a REMIC that has the following characteristics:

•	Substantially all (generally, more than 80%) of the assets of such entity consist of debt obligations and more than 50% of such debt obligations are real estate mortgages;

•	Such entity issues two or more classes of debt obligations having different maturities; and

•
The timing and amount of payments or projected payments on the debt obligations issued by the entity are determined in large part by the timing and amount of payments the entity receives on the debt obligations it holds as assets.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. You cannot offset excess inclusion income with net operating losses or otherwise allowable deductions. Moreover, if you are a tax-exempt stockholder, such as a domestic pension fund, you must treat excess inclusion income as unrelated business taxable income. If you are not a U.S. holder, your dividend distributions may be subject to withholding tax, without regard to any exemption or reduction in rate that might otherwise apply, with respect to your share of excess inclusion income. The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law.

Several of our investments are contained in securitization trusts which are considered taxable mortgage pools.  To the extent that these taxable mortgage pools have excess inclusion income, we will report these amounts annually.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock

A redemption of preferred stock will be treated for U.S. federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in our Company, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations would, if adopted, alter the method for recovering your adjusted tax basis in any shares redeemed in a dividend-equivalent redemption. Under the proposed Treasury Regulations, you would be treated as realizing a capital loss on the date of the dividend-equivalent redemption equal to the adjusted tax basis of the preferred stock redeemed, subject to adjustments.

The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, when you cease to own, actually or constructively, any shares of our stock. There can be no assurance that the proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

Conversion of Preferred Stock into Common Stock

In general, no gain or loss will be recognized for U.S. federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are dividends in arrears on the shares at the time of conversion into common stock.

Adjustments to Conversion Price

Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.

Warrants

Upon the exercise of a warrant for common stock, a holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the tax basis in such stockholder’s warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the stockholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

Holders of Debt Securities

U.S. Holders

Payments of Interest. In general, interest on debt securities will be taxable to a U.S. holder as ordinary income at the time it accrues or is received, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed or qualifying floating rate), such holder might be required to recognize additional interest as “original issue discount” (“OID”) over the term of the instrument.   If we issue any such debt securities, we will describe the further tax consequences applicable to the securities in a prospectus supplement.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities. If so specified in the prospectus supplement or supplements relating to the debt securities of a series, we or you may have the option to extend the maturity of those debt securities. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities.

If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

The presence of such options may also affect the calculation of OID, among other things.

You should carefully examine the prospectus supplement or supplements relating to any such debt securities, and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient (such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-U.S. holder of debt securities.

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of principal of and, under the “portfolio interest” rule, interest, including OID, on the debt securities, provided that:

•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•
you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to certain non-U.S. holders that are entities rather than individuals.

If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:

•	IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•
IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and premium, if any, and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that premium, if any, and interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, premium, if any, and interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•
that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding. Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-U.S. holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a U.S. holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State and Local Taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell our securities domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.

If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In no event will the maximum commission or discount to be received by any Financial Industry Regulatory Authority member or independent broker-dealer exceed 8% for the sale of the securities registered hereunder.

If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make.

Any underwriters, dealers or agents that we use, as well as their affiliates, may engage in transactions with us or perform services for us in the ordinary course of business.

EXPERTS

The financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Troutman Sanders LLP, Virginia Beach, Virginia.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$39,300
Printing Expenses	100,000	*
Legal Fees and Expenses	200,000	*
Blue Sky Fees and Expenses	15,000	*
Accounting Fees and Expenses	100,000	*
Trustee’s Fees and Expenses	15,000	*
Miscellaneous	5,000	*
Total	$474,300

*Fees are estimates only.

Item 15. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act and our articles of incorporation provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Ac of 1933.  Our articles of incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.  We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933.

Under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the company; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

*	1.1	Form of Underwriting Agreement
	3.1
Articles of Incorporation, as amended, effective as of February 4, 1988 (incorporated herein by reference to Exhibit 4.9 to Dynex’s Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-10783) filed March 21, 1997)

	3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Dynex’s Current Report on Form 8-K filed June 21, 2006)
	3.3
Amendment to Articles of Incorporation, effective December 29, 1989 (incorporated by reference to Exhibit 4.10 to Dynex’s Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-10783) filed March 21, 1997)

	3.4
Amendment to Articles of Incorporation, effective October 19, 1992 (incorporated herein by reference to Exhibit 4.2 to Dynex’s Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-10783) filed March 21, 1997)

	3.5	Amendment to Articles of Incorporation, effective April 25, 1997 (incorporated herein by reference to Exhibit 3.10 to Dynex’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997)
	3.6	Amendment to Articles of Incorporation, effective June 17, 1998 (incorporated herein by reference to Exhibit 3.7 to Dynex’s Annual Report on Form 10-K for the year ended December 31, 2004)
	3.7	Amendment to Articles of Incorporation, effective August 2, 1999 (incorporated herein by reference to Exhibit 3.8 to Dynex’s Annual Report on Form 10-K for the year ended December 31, 2004)
	3.8	Amendment to Articles of Incorporation, effective May 18, 2004 (incorporated herein by reference to Exhibit 3.3 to Dynex’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)
	4.1	Specimen of Common Stock Certificate (incorporated herein by reference to Amendment No. 3 to Dynex’s Registration Statement on Form S-11 dated February 10, 1988)
*	4.2	Form of Preferred Stock Certificate
#	4.3	Senior Indenture (open ended)
#	4.4	Subordinated Indenture (open ended)
*	4.5	Form of Debt Security
*	4.6	Form of Warrant Agreement
+	5.1	Opinion of Troutman Sanders LLP with respect to the legality of securities being registered
%	8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters

+	12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
#	23.1	Consent of BDO Seidman LLP
+	23.2	Consent of Troutman Sanders LLP (included in its opinion filed as Exhibit 5.1 incorporated herein)
%	23.3	Consent of Troutman Sanders LLP (included in its opinion filed as Exhibit 8.1 incorporated herein)
+	24.1	Powers of Attorney
&	25.1	Form T-1 Statement of Eligibility of the Trustee

*	To be filed as an exhibit to a Current Report on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

#	Filed herewith.

+	Filed with the original registration statement.

%	Filed with the first amendment to the origianl registration statement.

&	Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 205(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, Commonwealth of Virginia, on this 11th  day of April, 2008.

DYNEX CAPITAL, INC.

By:	/s/ Stephen J. Benedetti
Title:	Executive Vice President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2008.

Signature	Title

*	Chairman of the Board and Chief
Thomas B. Akin	Executive Officer
(Principal Executive Officer)

/s/ Stephen J. Benedetti	Executive Vice President, Chief
Stephen J. Benedetti	Operating Officer and Secretary
(Principal Financial Officer)

*	Vice President, Controller
Jeffrey L. Childress	(Principal Accounting Officer)

*	Director
Leon A. Felman

*	Director
Barry Igdaloff

*	Director
Daniel K. Osborne

*	Director
Eric P. Von der Porten

*	By:	/s/ Stephen J. Benedetti
Attorney-in-fact